[Cobitz, Vandenberg & Fennesy Letterhead]



Board of Directors
Midland Capital Holdings Corp.
8929 South Harlem Avenue
Bridgeview, Illinois


Members of the Board:

     We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to Midland Capital Holdings Corp. 1993 Stock Option and Incentive Plan, of our report dated August 13, 2002, on our audit of the consolidated financial statements included in Midland Capital Holdings Corp.'s Annual Report on Form 10-KSB for the year ended June 30, 2002 filed pursuant to the Securities and Exchange Act of 1934, as amended.



                                                /s/ Cobitz, Vandenberg & Fennesy
                                                --------------------------------
                                                Cobitz, Vandenberg & Fennesy
                                                Certified Public Accountants

Palos Hills, Illinois
February 5, 2003